Exhibit 99.1
Ellington Residential Mortgage REIT Reports Second Quarter 2023 Results
OLD GREENWICH, Connecticut—August 10, 2023
Ellington Residential Mortgage REIT (NYSE: EARN) (the "Company") today reported financial results for the quarter ended June 30, 2023.
Highlights
•Net income (loss) of $1.2 million, or $0.09 per share.
•Adjusted Distributable Earnings1 of $2.4 million, or $0.17 per share.
•Book value of $8.12 per share as of June 30, 2023, which includes the effects of dividends of $0.24 per share for the quarter.
•Net interest margin2 of 0.93%.
•Weighted average constant prepayment rate ("CPR") for the fixed-rate Agency specified pool portfolio of 7.43.
•Dividend yield of 13.6% based on the August 9, 2023 closing stock price of $7.07, and monthly dividend of $0.08 per common share declared on August 7, 2023.
•Debt-to-equity ratio of 7.5:1 as of June 30, 2023; adjusted for unsettled purchases and sales, the debt-to-equity ratio as of June 30, 2023 was 7.6:1.
•Net mortgage assets-to-equity ratio of 7.0:14 as of June 30, 2023.
•Cash and cash equivalents of $43.7 million as of June 30, 2023, in addition to other unencumbered assets of $7.2 million.
Second Quarter 2023 Results
“The second quarter began with elevated interest rate volatility and widening Agency MBS yield spreads, as the market prepared for sales by the FDIC of MBS from failed regional banks. Later in the quarter, with the FDIC sales well absorbed and with the debt ceiling dispute resolved, volatility declined and Agency MBS yield spreads tightened. Accordingly, we experienced moderate portfolio losses in April, but these were reversed in May and June. On balance, Ellington Residential had modestly positive net income for the quarter,” said Laurence Penn, Chief Executive Officer and President of Ellington Residential.
“Over the course of the quarter, we maintained a relatively stable overall portfolio composition and size. We continue to believe in the value of our specified pool portfolio, and indeed prepayment rates on our discount specified pools increased nicely quarter over quarter.
“Looking ahead, our outlook for Agency MBS is positive, as both nominal yield spreads and option-adjusted spreads are still wide, realized volatility has declined, and higher interest rates are helping to bring inflation down. The Fed may be nearing the end of its tightening cycle, and the FDIC sales have been well-digested by the market. Meanwhile, we have maintained excess liquidity and additional borrowing capacity to capitalize on attractive investment opportunities, including should we see any weakness in the non-Agency RMBS markets.”
1 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Adjusted Distributable Earnings to Net Income (Loss)" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
2 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds (including the effect of actual and accrued payments on interest rate swaps used to hedge such financings). Net interest margin excludes the effect of the Catch-up Premium Amortization Adjustment.
3 Excludes recent purchases of fixed rate Agency specified pools with no prepayment history.
4 The Company defines its net mortgage assets-to-equity ratio as the net aggregate market value of its mortgage-backed securities (including the underlying market values of its long and short TBA positions) divided by total shareholders' equity. As of June 30, 2023 the market value of the Company's mortgage-backed securities and its net short TBA position was $920.7 million and $(102.5) million, respectively, and total shareholders' equity was $116.7 million.

Financial Results
The following table summarizes the Company's portfolio of RMBS as of June 30, 2023 and March 31, 2023:

	June 30, 2023					March 31, 2023
($ in thousands)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)
Agency RMBS(2)
15-year fixed-rate mortgages	$32,920	$31,529	95.77	$33,107	100.57	$32,671	$31,948	97.79	$33,021	101.07
20-year fixed-rate mortgages	11,040	10,021	90.77	11,707	106.04	10,463	9,491	90.71	11,133	106.40
30-year fixed-rate mortgages	880,519	824,370	93.62	869,023	98.69	870,847	825,011	94.74	867,925	99.66
ARMs	7,282	7,223	99.19	8,076	110.90	7,797	7,818	100.27	8,670	111.20
Reverse mortgages	15,521	15,885	102.35	17,510	112.81	16,222	16,663	102.72	18,327	112.98
Total Agency RMBS	947,282	889,028	93.85	939,423	99.17	938,000	890,931	94.98	939,076	100.11
Non-Agency RMBS(2)	15,276	13,013	85.19	12,602	82.50	18,801	14,724	78.31	14,375	76.46
Total RMBS(2)	962,558	902,041	93.71	952,025	98.91	956,801	905,655	94.65	953,451	99.65
Agency IOs	n/a	7,256	n/a	6,913	n/a	n/a	9,704	n/a	9,438	n/a
Non-Agency IOs	n/a	11,417	n/a	9,065	n/a	n/a	10,172	n/a	8,099	n/a
Total mortgage-backed securities		$920,714		$968,003			$925,531		$970,988
(1)Expressed as a percentage of current principal balance.
(2)Excludes IOs.
The size of the Company's Agency RMBS holdings was essentially unchanged at $889.0 million as of June 30, 2023, compared to $890.9 million as of March 31, 2023, as net purchases were roughly offset by principal paydowns and net losses. Similarly, the Company's aggregate holdings of non-Agency RMBS and interest-only securities decreased only slightly over the same period. The Company’s Agency RMBS portfolio turnover was 19% for the quarter.
The Company's leverage ratios were largely unchanged quarter over quarter as well. The Company's debt-to-equity ratio, adjusted for unsettled purchases and sales, was 7.6:1 as of June 30, 2023, as compared to 7.5:1 as of March 31, 2023, while its net mortgage assets-to-equity ratio was 7.0:1, as compared to 6.9:1 as of March 31, 2023.
In April, FDIC-directed sales of RMBS from failed regional banks commenced, which pressured yield spreads in the month but also attracted investor interest, in turn driving strong RMBS demand into May even as interest rate volatility remained elevated. Then in June, following resolution of the debt ceiling dispute, yield spreads tightened and volatility declined into quarter end. Overall for the second quarter, Agency RMBS generated a positive excess return relative to U.S. Treasuries of 0.79%.
Low-coupon RMBS (i.e., with passthrough rates 2.5% and lower) comprised a meaningful portion of the holdings of the failed regional banks. In March, concerns about potential distressed selling of these holdings caused low-coupon RMBS to underperform sharply. The FDIC-directed sales were well absorbed by the market, however, and low-coupon RMBS outperformed in the second quarter. The Company has limited low-coupon RMBS investments, which was beneficial in the first quarter as that cohort underperformed, but also meant that the Company did not benefit from their relative outperformance in the second quarter.
For the second quarter, the Company had a net gain in its Agency RMBS portfolio, as net gains on its interest rate hedges exceeded net losses on its Agency RMBS and negative net interest income, which was driven by sharply higher financing costs.
Average pay-ups on the Company's existing specified pool portfolio decreased quarter over quarter, while the pools that it sold during the quarter had higher pay-ups than the held population. As a result, overall pay-ups on the Company's specified pools decreased to 0.98% as of June 30, 2023, as compared to 1.09% as of March 31, 2023.
During the quarter, the Company continued to hedge interest rate risk through the use of interest rate swaps and short positions in TBAs, U.S. Treasury securities, and futures. The Company again ended the quarter with a net short TBA position.
The Company's non-Agency RMBS portfolio and interest-only securities also generated positive results for the quarter, driven by strong net interest income and net gains. As noted in prior quarters, the Company may increase its allocation to non-Agency RMBS based on market opportunities.
During the quarter, higher short-term interest rates drove a significant increase in the Company's cost of funds, which more than offset the increase in its asset yields, and as a result, the Company's net interest margin declined quarter over quarter. Driven by the lower net interest margin, as well as lower average holdings on the Company's Agency RMBS portfolio, Adjusted

Distributable Earnings also decreased sequentially. During the quarter, the Company also continued to benefit from positive carry on its interest rate swap hedges, where it overall receives a higher floating rate and pays a lower fixed rate.
About Ellington Residential Mortgage REIT
Ellington Residential Mortgage REIT is a mortgage real estate investment trust that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets, with a primary focus on residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government Agency or a U.S. government-sponsored enterprise. Ellington Residential Mortgage REIT is externally managed and advised by Ellington Residential Mortgage Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Friday, August 11, 2023, to discuss its financial results for the quarter ended June 30, 2023. To participate in the event by telephone, please dial (800) 267-6316 at least 10 minutes prior to the start time and reference the conference ID: EARNQ223. International callers should dial (203) 518-9765 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.earnreit.com. To listen to the live webcast, please visit www.earnreit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on the Company's website at www.earnreit.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Friday, August 11, 2023, at approximately 2:00 p.m. Eastern Time through Friday, August 18, 2023 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 839-6803. International callers should dial (402) 220-6056. A replay of the conference call will also be archived on the Company's web site at www.earnreit.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements or from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include, without limitation, the Company's beliefs regarding the current economic and investment environment, the Company's ability to implement its investment and hedging strategies, the Company's future prospects and the protection of the Company's net interest margin from prepayments, volatility and its impact on the Company, the performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in the Company's Agency portfolio, and statements regarding the drivers of the Company's returns. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of the Company's investments, market volatility, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, which can be accessed through the link to the Company's SEC filings under "For Our Shareholders" on the Company's website (at www.earnreit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON RESIDENTIAL MORTGAGE REIT
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2023	March 31, 2023	June 30, 2023
(In thousands except share amounts and per share amounts)
INTEREST INCOME (EXPENSE)
Interest income	$10,070	$9,338	$19,408
Interest expense	(11,686)	(9,710)	(21,396)
Total net interest income	(1,616)	(372)	(1,988)
EXPENSES
Management fees to affiliate	439	433	872
Professional fees	407	242	649
Compensation expense	187	181	368
Insurance expense	95	99	194
Other operating expenses	372	350	722
Total expenses	1,500	1,305	2,805
OTHER INCOME (LOSS)
Net realized gains (losses) on securities	(11,580)	(15,126)	(26,706)
Net realized gains (losses) on financial derivatives	24,227	1,743	25,970
Change in net unrealized gains (losses) on securities	(1,780)	27,948	26,168
Change in net unrealized gains (losses) on financial derivatives	(6,548)	(10,551)	(17,099)
Total other income (loss)	4,319	4,014	8,333
NET INCOME (LOSS)	$1,203	$2,337	$3,540
NET INCOME (LOSS) PER COMMON SHARE:
Basic and Diluted	$0.09	$0.17	$0.26
WEIGHTED AVERAGE SHARES OUTSTANDING	13,935,821	13,666,707	13,802,007
CASH DIVIDENDS PER SHARE:
Dividends declared	$0.24	$0.24	$0.48

ELLINGTON RESIDENTIAL MORTGAGE REIT
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of
	June 30, 2023	March 31, 2023	December 31, 2022(1)
(In thousands except share amounts and per share amounts)
ASSETS
Cash and cash equivalents	$43,713	$36,657	$34,816
Mortgage-backed securities, at fair value	920,714	925,531	893,301
Other investments, at fair value	510	210	208
Due from brokers	17,031	7,198	18,824
Financial derivatives–assets, at fair value	70,518	57,665	68,770
Reverse repurchase agreements	12,191	2,528	499
Receivable for securities sold	14,528	90,053	33,452
Interest receivable	4,138	3,489	3,326
Other assets	646	647	436
Total Assets	$1,083,989	$1,123,978	$1,053,632
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Repurchase agreements	$875,030	$875,670	$842,455
Payable for securities purchased	30,725	67,531	42,199
Due to brokers	49,787	44,704	45,666
Financial derivatives–liabilities, at fair value	2,481	2,384	3,119
U.S. Treasury securities sold short, at fair value	1,957	12,528	498
Dividend payable	1,150	1,106	1,070
Accrued expenses	1,386	1,208	1,097
Management fee payable to affiliate	439	433	423
Interest payable	4,337	3,437	4,696
Total Liabilities	967,292	1,009,001	941,223
SHAREHOLDERS' EQUITY
Preferred shares, par value $0.01 per share, 100,000,000 shares authorized; (0 shares issued and outstanding, respectively)	—	—	—
Common shares, par value $0.01 per share, 500,000,000 shares authorized; (14,378,193, 13,830,403 and 13,377,840 shares issued and outstanding, respectively)(2)	144	138	134
Additional paid-in-capital	248,355	244,472	240,940
Accumulated deficit	(131,802)	(129,633)	(128,665)
Total Shareholders' Equity	116,697	114,977	112,409
Total Liabilities and Shareholders' Equity	$1,083,989	$1,123,978	$1,053,632
SUPPLEMENTAL PER SHARE INFORMATION
Book Value Per Share	$8.12	$8.31	$8.40
(1)Derived from audited financial statements as of December 31, 2022.
(2)Common shares issued and outstanding at June 30, 2023, includes 547,790 common shares issued during the second quarter under the Company's at-the-market common share offering program.

Reconciliation of Adjusted Distributable Earnings to Net Income (Loss)
The Company calculates Adjusted Distributable Earnings as net income (loss), excluding realized and change in net unrealized gains and (losses) on securities and financial derivatives, and excluding other income or loss items that are of a non-recurring nature, if any. Adjusted Distributable Earnings includes net realized and change in net unrealized gains (losses) associated with periodic settlements on interest rate swaps. Adjusted Distributable Earnings also excludes the effect of the Catch-up Premium Amortization Adjustment on interest income. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. The Company believes that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) the Company believes that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that the Company believes are less useful in forecasting long-term performance and dividend-paying ability; (ii) the Company uses it to evaluate the effective net yield provided by its portfolio, after the effects of financial leverage; and (iii), the Company believes that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating its operating performance, and comparing its operating performance to that of its residential mortgage REIT peers. Please note, however, that: (I) the Company's calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by its peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items, such as most realized and unrealized gains and losses, that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of the Company's financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different than REIT taxable income. As a result, the determination of whether the Company has met the requirement to distribute at least 90% of its annual REIT taxable income (subject to certain adjustments) to its shareholders, in order to maintain qualification as a REIT, is not based on whether it distributed 90% of its Adjusted Distributable Earnings.
In setting the Company’s dividends, the Company’s Board of Trustees considers the Company’s earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Trustees may deem relevant from time to time.
The following table reconciles, for the three-month periods ended June 30, 2023 and March 31, 2023, the Company's Adjusted Distributable Earnings to the line on the Company's Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
(In thousands except share amounts and per share amounts)	June 30, 2023	March 31, 2023
Net Income (Loss)	$1,203	$2,337
Adjustments:
Net realized (gains) losses on securities	11,580	15,126
Change in net unrealized (gains) losses on securities	1,780	(27,948)
Net realized (gains) losses on financial derivatives	(24,227)	(1,743)
Change in net unrealized (gains) losses on financial derivatives	6,548	10,551
Net realized gains (losses) on periodic settlements of interest rate swaps	3,942	1,769
Change in net unrealized gains (losses) on accrued periodic settlements of interest rate swaps	1,118	2,432
Non-recurring expenses	60	—
Negative (positive) component of interest income represented by Catch-up Premium Amortization Adjustment	376	299
Subtotal	1,177	486
Adjusted Distributable Earnings	$2,380	$2,823
Weighted Average Shares Outstanding	13,935,821	13,666,707
Adjusted Distributable Earnings Per Share	$0.17	$0.21